Exhibit 99.1

News Release	AmSouth Bancorporation Post Office Box 11007 Birmingham, Alabama 35288

FOR IMMEDIATE RELEASE

Contact:	(Investment Community)	List Underwood	(205) 801-0265
	(News Media)	Rick Swagler	(205) 801-0105
To hear a webcast of the conference call with analysts at 2 p.m. CDT, April 18, 2006, go to www.amsouth.com and click on the webcast link under “Message Center.” For supplemental financial information about the first quarter results, visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com/irrc.

AmSouth Reports Earnings for First Quarter 2006

BIRMINGHAM, Ala., April 18, 2006 – AmSouth Bancorporation (NYSE: ASO) today reported earnings for the first quarter ended March 31, 2006, of $.52 per diluted share, compared to $.50 per diluted share reported for the first quarter of 2005. Net income for the first quarter of 2006 was $181.0 million versus $178.6 million for the same period in 2005. AmSouth’s first quarter performance resulted in a return on average equity of 20.5 percent, a return on average assets of 1.39 percent, and an efficiency ratio of 52.5 percent.

“AmSouth delivered a solid quarter based on strong loan growth funded by continued increases in low-cost deposits,” said Dowd Ritter, AmSouth’s chairman, president and chief executive officer. “Our broad revenue growth and expanding net interest margin indicate that the momentum we carried into this year is continuing to build.”

Net interest income in the first quarter grew to $397.7 million, or an annual rate of 5.7 percent compared with the prior quarter, and the net interest margin expanded 5 basis points during the quarter to 3.42 percent. Strong loan growth continued, particularly in Commercial Real Estate, which grew 25.8 percent, and Residential Mortgage lending, which grew 15.4 percent, compared with the first quarter of 2005. Low-cost deposits grew $1.3 billion or 5.6 percent during the same period.

Noninterest revenue, which includes earnings from service charges, trust, investment services, interchange, and other sources of fee income, was $219.7 million for the quarter. Noninterest expenses in the first quarter were $330.0 million, reflecting increases in personnel costs and marketing expenses, partially offset by lower professional fees.

Underlying credit quality remained strong despite charge-offs of two airline leases, which had been significantly reserved for previously. Net charge-offs were 0.47 percent of average net loans in the first quarter, increasing 24 basis points compared with the first quarter of 2005. Without the effect of the airline leases, net charge-offs would have been 0.17 percent, a 6 basis point decline. The ratio of loan loss allowance to total loans was 0.96 percent at March 31, 2006, a level commensurate with our improving credit risk profile. Excluding the airline leases, the loan loss provision exceeded net charge-offs, representing amounts attributable to loan growth and other factors.

Total nonperforming assets at March 31, 2006, were $100.3 million, or 0.27 percent of loans net of unearned income, foreclosed properties and repossessions, compared to $122.9 million, or 0.34 percent, in the previous quarter.

For supplemental financial information about the first quarter results, please refer to the Form 8-K filed by AmSouth with the Securities and Exchange Commission on April 18, 2006, or visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com.

About AmSouth

AmSouth is a regional bank holding company with $53 billion in assets, more than 680 branch banking offices and more than 1,200 ATMs. AmSouth operates in Florida, Tennessee, Alabama, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Forward Looking Statements

Statements in this document that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Such factors include, but are not limited to: the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; adverse changes in the financial performance and/or condition of AmSouth’s borrowers which could impact the repayment of such borrowers’ loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth’s operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and AmSouth’s success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands, except per share data)

EARNINGS SUMMARY	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2006	2005					2005 December 31	2004 December 31
	March 31	December 31	September 30	June 30	March 31
Net interest income	$397,720	$392,150	$374,733	$378,643	$379,748	4.7%	$1,525,274	$1,476,025	3.3%
Provision for loan and lease losses	27,300	20,850	34,800	17,700	20,600	32.5%	93,950	127,750	(26.5)%

Net interest income after provision	370,420	371,300	339,933	360,943	359,148	3.1%	1,431,324	1,348,275	6.2%
Noninterest revenues	219,683	216,944	259,649	223,151	215,436	2.0%	915,180	1,032,142	(11.3)%
Noninterest expenses	330,002	320,559	336,905	314,942	319,517	3.3%	1,291,923	1,456,938	(11.3)%

Income before income taxes	260,101	267,685	262,677	269,152	255,067	2.0%	1,054,581	923,479	14.2%
Income taxes	79,110	85,552	82,349	84,553	76,422	3.5%	328,876	299,981	9.6%

Net income	$180,991	$182,133	$180,328	$184,599	$178,645	1.3%	$725,705	$623,498	16.4%

Earnings per common share - basic	$0.52	$0.52	$0.52	$0.52	$0.50	4.0%	$2.07	$1.77	16.9%
Earnings per common share - diluted	0.52	0.52	0.51	0.52	0.50	4.0%	2.04	1.74	17.2%
Cash dividends declared per common share	0.26	0.26	0.25	0.25	0.25	4.0%	1.01	0.97	4.1%
Weighted-average common shares outstanding - basic	345,433	347,201	349,346	352,054	354,299		350,702	352,684
Weighted-average common shares outstanding - diluted	350,743	351,811	354,654	357,026	358,812		355,554	357,952
End of period common shares outstanding	346,590	348,072	348,562	352,349	353,051		348,072	356,310

KEY PERFORMANCE RATIOS	Three Months Ended					YTD
	2006	2005				2005 December 31	2004 December 31
	March 31	December 31	September 30	June 30	March 31
Average shareholders’ equity to average total assets	6.79%	6.87%	7.06%	7.03%	7.04%	7.00%	6.98%
End of period shareholders’ equity to end of period total assets	6.84	6.91	7.00	7.20	6.98	6.91	7.20
Return on average assets (annualized)	1.39	1.40	1.41	1.47	1.44	1.43	1.30
Return on average shareholders’ equity (annualized)	20.52	20.36	20.02	20.92	20.48	20.44	18.60
Net interest margin - taxable equivalent	3.42	3.37	3.31	3.40	3.45	3.38	3.47
Efficiency ratio	52.53	51.71	52.22	51.41	52.72	52.01	57.12
Loans net of unearned income to total deposits	98.97	98.76	96.23	94.96	94.82	98.76	95.82
Book value per common share	$10.44	$10.44	$10.26	$10.33	$9.89	$10.44	$10.02
Tangible book value per common share	9.58	9.59	9.41	9.48	9.04	9.59	9.17

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

BALANCE SHEET INFORMATION AVERAGE BALANCES	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2006	2005					2005 December 31	2004 December 31
	March 31	December 31	September 30	June 30	March 31
Loans net of unearned income	$36,344,524	$34,993,552	$33,765,529	$33,361,522	$33,208,549	9.4%	$33,836,996	$31,241,987	8.3%
Total investment securities *	11,530,789	11,792,136	11,969,618	12,374,769	12,530,581	(8.0)%	12,164,213	12,264,785	(0.8)%
Interest-earning assets *	48,394,488	47,373,341	46,276,262	46,007,898	45,928,699	5.4%	46,400,178	43,801,691	5.9%
Total assets	52,708,707	51,673,254	50,635,581	50,341,297	50,296,110	4.8%	50,740,057	48,010,625	5.7%
Noninterest-bearing deposits	7,956,264	7,949,605	7,565,672	7,454,032	7,225,621	10.1%	7,550,762	6,561,938	15.1%
Interest-bearing deposits**	28,790,160	28,166,662	27,848,894	27,403,908	27,486,980	4.7%	27,728,809	25,453,038	8.9%
Total deposits**	36,746,424	36,116,267	35,414,566	34,857,940	34,712,601	5.9%	35,279,571	32,014,976	10.2%
Shareholders’ equity	3,576,492	3,548,566	3,572,805	3,540,078	3,538,378	1.1%	3,550,047	3,351,754	5.9%

*	Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.
**	Statement 133 valuation adjustments related to time deposits and other interest-bearing liabilities are included in other liabilities.

BALANCE SHEET INFORMATION ENDING BALANCES	2006	2005				Percent Change Versus Prior Year
	March 31	December 31	September 30	June 30	March 31
Loans net of unearned income	$36,737,948	$35,897,939	$34,335,169	$33,533,382	$33,025,437	11.2%
Total investment securities	11,394,687	11,669,483	11,855,712	12,245,731	12,571,502	(9.4)%
Interest-earning assets	48,491,173	48,072,394	46,779,359	46,191,133	45,815,651	5.8%
Total assets	52,858,162	52,607,110	51,105,385	50,546,831	50,011,458	5.7%
Noninterest-bearing deposits	8,291,134	8,233,137	8,022,022	7,687,525	7,500,430	10.5%
Interest-bearing deposits	28,828,184	28,115,245	27,658,103	27,626,183	27,328,090	5.5%
Total deposits	37,119,318	36,348,382	35,680,125	35,313,708	34,828,520	6.6%
Shareholders’ equity	3,617,742	3,634,577	3,577,455	3,638,225	3,491,722	3.6%

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

NONPERFORMING ASSETS	2006	2005
	March 31	December 31	September 30	June 30	March 31
Nonaccrual loans*	$84,150	$102,981	$80,421	$70,421	$87,255
Foreclosed properties	14,566	17,667	15,853	17,791	23,258
Repossessions	1,599	2,274	1,869	1,755	2,208

Total nonperforming assets*	$100,315	$122,922	$98,143	$89,967	$112,721

Nonperforming assets to loans net of unearned income, foreclosed properties and repossessions	0.27%	0.34%	0.29%	0.27%	0.34%
Accruing loans 90 days past due	$49,208	$54,005	$52,404	$49,185	$50,718

*	Exclusive of accruing loans 90 days past due

ALLOWANCE FOR LOAN AND LEASE LOSSES	2006	2005
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Balance at beginning of period	$366,695	$384,647	$365,626	$366,836	$366,774
Loans charged off	(50,571)	(47,314)	(23,926)	(27,170)	(29,679)
Recoveries of loans previously charged off	8,818	8,512	8,147	9,528	10,598

Net Charge-offs	(41,753)	(38,802)	(15,779)	(17,642)	(19,081)
Addition to allowance charged to expense	27,300	20,850	34,800	17,700	20,600
Reduction of allowance related to sold loans	-0-	-0-	-0-	(1,268)	(1,457)

Balance at end of period	$352,242	$366,695	$384,647	$365,626	$366,836

Allowance for loan and lease losses to loans net of unearned income	0.96%	1.02%	1.12%	1.09%	1.11%
Net charge-offs to average loans net of unearned income *	0.47%	0.44%	0.19%	0.21%	0.23%
Allowance for loan and lease losses to nonperforming loans**	418.59%	356.08%	478.29%	519.20%	420.42%
Allowance for loan and lease losses to nonperforming assets**	351.14%	298.32%	391.93%	406.40%	325.44%

*	Annualized
**	Exclusive of accruing loans 90 days past due